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                                                                    EXHIBIT 4.02

                                     FORM OF

                             kVAULT SOFTWARE LIMITED

                         ENTERPRISE MANAGEMENT INCENTIVE
                                     ("EMI")
                                     SCHEME

                           UNAPPROVED OPTION AGREEMENT
                           KVAULT SOFTWARE LIMITED (1)

                                       AND

                                       (2)

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THIS AGREEMENT is made by way of deed

BETWEEN:

(1) kVAULT SOFTWARE LIMITED (registered number 03876482) whose registered office is at Watchmaker Court, 33 St John's Lane, London, EC1M 4DB (the "Company "); and

(2)   [EMPLOYEE] (the "Employee")

WHEREAS

(A)   The Employee is an Employee of the Company.

(B) The Directors of the Company consider that it is in the Company's best interests to retain the Employee and have therefore granted him an option to acquire ordinary shares in the Company on the terms contained in this Agreement.

(C)   It is intended that the option is an Unapproved Option.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1. Terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Rules of the kVault Software Limited Enterprise Management Incentive Scheme adopted on 16 August 2002 and amended on 17 June 2003 contained as Appendix 1 ("the Rules") except as modified by this Agreement. In the event of any ambiguity or inconsistency the terms of this Agreement shall prevail over the Rules.

2. Subject to this Agreement and the Rules and in particular clause 8 below, the Company hereby grants to the Employee an Option to acquire ordinary shares in the Company at an Exercise Price of [_____] pence per share. The Date of Grant of the Option was [_____].

3. The Board may, in their absolute discretion, award options with a different Vesting schedule to that contained in the Rules (provided that the Option shall not Vest in respect of fractions of Shares). For the purposes of this award, Options shall Vest with the following terms:

      [25% vesting on _________; and

      the remaining 75% in 36 equal monthly installments over the next 3 years following _____].

4. The Option shall only be exercisable to the extent vested, in whole or in part. In any event the Option may not be exercised later than the day before the tenth anniversary of the Date of Grant.

5. The rights and restrictions attaching to the Shares are set forth in the [Articles of Association].

6. The Option is not transferable and will lapse on the occasion of any purported assignment, charge, disposal or other dealing with the rights conveyed by it.

7. The exercise of this Option is subject to the condition that the Employee shall meet the Company's secondary National Insurance Contributions due on the exercise or release of the Option. The Employee shall, within 30 days of a request by the Company before the exercise or release of the Option, enter into an election to

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      transfer liability for such National Insurance Contributions in a form approved by the Inland Revenue and acceptable to the Company and shall enter into such arrangements as may be approved by the Inland Revenue in relation to the election in order to secure that the transfer of the liability be met.

IN WITNESS WHEREOF this Agreement has been executed as a deed by the parties hereto the day and year first before written

EXECUTED AND DELIVERED as a deed                   )

by kVAULT SOFTWARE LIMITED)                        )

Director -----------------------------------------

Director/Secretary -------------------------------

SIGNED as a deed by                                )

in the presence of                                 )

Address ------------------------------------------

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                                    FORM OF

                             kVAULT SOFTWARE LIMITED

                         ENTERPRISE MANAGEMENT INCENTIVE

                                 ("EMI") SCHEME

                              UNITED STATES SECTION

                    US NON-QUALIFYING STOCK OPTION AGREEMENT

                           kVAULT SOFTWARE LIMITED (1)

                                       AND

                                       (2)

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THIS AGREEMENT is made by way of deed

BETWEEN:

(1) kVAULT SOFTWARE LIMITED (registered number 03876482) whose registered office is at Watchmaker Court, 33 St John's Lane, London, EC1M 4DB (the "Company"); and

(2)   [EMPLOYEE] (the "Employee")

WHEREAS

(A)   The Employee is an employee of the Company.

(B) The Directors of the Company have granted him an Option to acquire ordinary shares in the Company on the terms contained in this Agreement.

(C)   It is intended that the Option is a Non-Qualified Stock Option,

NOW IT IS HEREBY AGREED AS FOLLOWS:

1. Terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Rules of the kVault Software Limited Enterprise Management Incentive Scheme ("Scheme") and the Rules of the United States section of the kVault Software Limited Enterprise Management Incentive Scheme ("U.S. Plan") except as modified by this Agreement. In the event of any ambiguity or inconsistency, this Agreement shall prevail over the Scheme and the U.S. Plan. Whenever used herein, the masculine pronoun shall be deemed to include the feminine and the singular to include the plural, unless the context clearly indicates otherwise.

2. Subject to this Agreement and in particular clause 10, the Scheme and the U.S. Plan, the Company confirms that it has granted to the Employee an Option to acquire [ ] ordinary shares in the Company at an Exercise Price of [___] pence per share. The Date of Grant of the Option was ___________.

3. The Board may, in their absolute discretion, award Options with a different Vesting schedule to that contained in the Scheme and the U.S. Plan (provided that the Option shall not vest in respect of fractions of Shares). For the purposes of this award, Options shall vest with the following terms:

      [25% vesting on _________; and

      the remaining 75% in 36 equal monthly installments over the next 3 years following _____].

4. The Option shall only be exercisable to the extent vested in whole or in part. In any event the Option may not be exercised later than the day before the tenth anniversary of the Date of Grant.

5. In the event of the Employee's death, disability or other termination of the employment relationship: the Option shall be exercisable (to the extent vested) in accordance with the applicable provisions of the Scheme and the U.S. Plan.

6. If any Group Company or Grantor is liable to account for income tax or employment taxes for which the Employee is liable by virtue of the exercise of the Option, the Employee will indemnify any Group Company or Grantor for the amount of income tax or employment taxes due. In its discretion a Group Company or the Grantor may:

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      (a)   withhold the appropriate amount of income tax or employment tax from the Employee's remuneration:

      (b) withhold the appropriate number of Shares from the Shares due to the Employee as a result of the Employee's exercise of the Option, but only in an amount equal to the minimum prescribed statutory withholding amounts for federal, state and local withholding tax obligations; or

      (c) make such other arrangements as it considers necessary (including the sale of Shares on behalf of the Employee) to finance the amounts described.

7. The rights and restrictions attaching to the Shares are set forth in the [Articles of Association].

8. The Option is not transferable and will lapse on the occasion of any purported assignment, charge, disposal or other dealing with the rights conveyed by it.

9. The grant and/or exercise of an Option will have federal and state income tax consequences. The Employee should consult a tax advisor upon the grant of the Option and before exercising the Option or disposing of the Shares acquired upon exercise, particularly with respect to his or her state's tax laws.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto the day and year first before written

EXECUTED AND DELIVERED as a deed

by kVAULT SOFTWARE LIMITED

Director                  -------------------------------------

Director/Secretary        -------------------------------------

SIGNED as a deed by

-------------------------------------------(Employee)

in the presence of

Address ----------------------------------------

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